Exhibit 10.1

                                 Amendment No. 1
                      To Loan and Stock Purchase Agreement

This Amendment is made and entered into as of January 30, 2006, by and between Glenn A. Little with offices at 211 West Wall Street, Midland, Texas and United National Film Corporation (Film) a Colorado Corporation with offices c/o Arthur
L. Stashower, Esq. 1901 Avenue of the Stars, Suite 1775, Los Angeles, California, 90067.

WHEREAS On October 19, 2005, Little and Film entered into a Loan and Stock Purchase Agreement effective as of October 19, 2005 ("Agreement") and

WHEREAS, the parties wish to amend the Agreement.

Now therefore, in consideration of the mutual covenants and representations contained here in the parties hereto agree as follows:

     1. The time set forth in paragraph 5 of the Agreement for the completion of the "remaining items in paragraph 4", be and the same hereby is extended to March 31, 2006, so that the sentence in Paragraph 5 which reads "If the remaining items in Paragraph 4 are not completed by February 15, 2006, all remaining funds held in escrow will be returned to Little with no further obligations owed by either party under the Agreement" is hereby amended to read and replaced by the following".

          "If the remaining items in Paragraph 4 are not completed by March 31, 2006 all remaining funds held in escrow will be returned to Little with no further obligations owed by either party under the Agreement."

     2. Except as set forth in paragraph 1, above, the Agreement is hereby ratified and affirmed in its entirety.

     3. This Amendment may be executed simultaneously in one or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. This Amendment shall be binding upon, and shall insure to the benefit of, the parties hereto and their respective successors and permitted assigns.

In Witness whereof the parties have executed this Amendment No. 1 as of the ____ day of January, 2006.

/s/ Glenn A. Little
----------------------------------
Glenn A. Little


United National Film Corporation


By /s/ Arthur Stashower
  --------------------------------